EXHIBIT 10.2
CONSOLIDATED WATER CO. LTD.
SUBSCRIPTION AGREEMENT
US$15,771,997.16
COMPRISING
Fixed Rate Bonds 2006 — 2016
DATE:
TO: SCOTIATRUST AND MERCHANT BANK TRINIDAD AND TOBAGO LIMITED
Dear Sirs,
CONSOLIDATED WATER CO. LTD. (“the Company”) proposes to issue Bonds in the aggregate value of not more than US$15,771,997.16 (hereinafter referred to as the “Transaction”) comprising Fixed Rate Bonds 2006— 2016 (the “Bonds”). The Bonds except for one will be issued in registered transferable form in the denomination of US$10,000.00 or integral multiples thereof.
The Bonds are to be constituted by a Trust Deed (the “Trust Deed”) between the Company of the one part and Dextra Bank & Trust Co. Ltd. (the “Trustee”) as trustee.
The Company wishes to record the arrangements agreed between it and Scotiatrust and Merchant Bank Trinidad and Tobago Limited (“the Arranger”) for the subscription and issue of the Bonds.
1. SUBSCRIPTION OF BONDS
(A)	Subject as provided below, the Company agrees with the Arranger to issue the Bonds and the Arranger agrees to underwrite the issue of the Bonds to the full extent of US$15,771,997.16 at the Issue Price and to subscribe and pay for the Bonds at the Issue Price on the Closing Date provided however that the Arranger shall be at liberty to offer to investors its right to subscribe for the whole or any part of the Bonds and to be issued with Bonds therefor in manner described in paragraph 1(B) hereafter on the terms of this Subscription Agreement and the Trust Deed.

(B)	The Company hereby confirms that it has authorized and agreed for the Arranger:
(a)	on or after the Closing Date to transfer and assign the Bonds into a separate trust; and

(b)	to cause such separate trust to issue certificates of interest in the Bonds of varying terms to investors at market rates, which may result in a gain or a loss to the Arranger. Any loss resulting from the issue of such certificates will be borne, and any profit arising therefrom shall be retained by the Arranger.
2. ANNOUNCEMENTS AND AUTHORISATIONS
The Company confirms that it has authorised the Arranger to arrange for announcements in connection with the issue of the Bonds to be circulated privately to investors (except to investors in jurisdictions where such circulation would violate any applicable law); and that it has authorised the issue by the Arranger on behalf of the Company of a document in a form approved by the Company containing an offer to subscribers in jurisdictions where such circulation would not violate any applicable law (the “Term Sheet”).
3. TRUST DEED
The Company undertakes with the Arranger that the Bonds will be constituted by the Trust Deed to be made between the Company and the Trustee and to be substantially in the agreed form (subject to such amendments as may be agreed between the Company and the Trustee prior to execution thereof) and will be further secured in the manner described in Clause 7 of the Trust Deed.
4. REPRESENTATIONS AND WARRANTIES
(A) As a condition of the agreement by the Arranger to subscribe and pay for or procure the subscription and payment for the Bonds and in consideration thereof, the Company hereby warrants to and agrees with the Arranger (for the benefit of themselves and the other subscribers of the Bonds and as agents for such subscribers) as follows:
(a)	that the information contained in the Term Sheet is true and accurate in all material respects and is not misleading that there are no other facts, the omission of which would make any of such information misleading and that the Company has made all reasonable enquiries to ascertain all facts material for the purposes aforesaid;

(b)	that the authorisation of the Bonds, the offering of the Bonds under the terms and conditions of this Subscription Agreement, the issue of the Bonds, the execution and delivery of this Subscription Agreement, the Trust Deed and the Paying Agency Agreement (the “Paying Agency Agreement”) all substantially in the agreed form and the compliance by the Company with the terms thereof and of the Bonds;
(i)	do not and will not contravene any law or statute; and

(ii)	do not, and on the Closing Date will not infringe the terms of, or constitute a default under any trust deed, agreement or other instrument or obligation to which the Company is a party or by which it or its property is bound.
(c)	that the execution and delivery by the Company of this Subscription Agreement, the Trust Deed and the Paying Agency Agreement, the execution, issue and delivery of the Bonds and the performance of the obligations to be assumed thereunder have been duly authorised so that upon due execution or in the case of the Trust Deed and Bonds, due execution and delivery, the same will constitute valid and legally binding obligations of the Company in accordance with their respective terms;

(d)	that the execution, delivery and performance by the Company of the Security Documents will not conflict, contravene or result in a breach or violation of (i) the Company’s constitutional documents (ii) any statute, order (including administrative or judicial orders), award, rule or regulation applicable to the Company (iii) any agreement trust deed, negative pledge or other arrangement to which the Company or its property is bound.

(e)	that the Security Documents are in proper legal form and in accordance with the laws of the Cayman Islands.

(f)	that the selection by the Company to appoint the Arranger as subscriber of the Bonds and to pursue the Transaction is legal, valid and has been made by the Company in accordance with its applicable laws and regulations.

(g)	that the proceeds of the Transaction would be used by the Company for the purpose outlined in Recital C of the Trust Deed and such use of proceeds is legitimate and in accordance with applicable law and the Company’s Memorandum and Articles of Association.

(h)	that based on the information given to the Company by the Arranger, as an expert in the field in Trinidad and Tobago, as to the requirements of the law in that jurisdiction, all consents, approvals, authorisations or other orders of all governmental and regulatory authorities in Trinidad and Tobago and the Cayman Islands required for or in connection with the issue and offering of the Bonds and compliance with the terms of the Bonds, the Subscription Agreement, the Trust Deed and the Paying Agency Agreement have been obtained and are in force and effect and that the Company has complied with all legal and other requirements necessary to ensure that upon due execution issue and delivery in the manner aforesaid the Bonds will represent valid and legally binding obligations of the Company in accordance with their terms, that this Subscription Agreement, the Trust Deed and the Paying Agency Agreement will constitute valid and legally binding obligations of the Company in accordance with their respective terms and that due payment of the principal and interest in respect of the Bonds and compliance with their terms and with the terms of this Subscription Agreement, the Trust Deed and the Paying Agency Agreement will not infringe the terms of any such consent, approval, authorisation or order.

(i)	that the Company shall refrain from launching any loan or other capital raising exercise in the international syndicated loan or capital markets before the signing of the Security Documents without first having obtained the written consent of the Arranger.

(j)	that all information that has been or will hereafter be made available to the Arranger in relation to the Transaction will be to the best of the Company’s knowledge complete and correct in all material respects and does not and will not to the best of the Company’s knowledge contain any untrue statement of a material fact or omit to state a material fact or omit to state a material fact necessary in order to make a statement (or the information) contained therein not misleading in light of the circumstances under which such statement was made (or such information was given).

(k)	that the representations and warranties contained in the Trust Deed are true and correct in all material respects.

(l)	that it has sought and received all necessary independent advice including but not limited to legal, accounting and tax advice in relation to the issue of the Bonds and that the Company fully understands the transaction and that the Company will derive a corporate benefit as a result of the issuance of the Bonds.
(B) The Company undertakes with the Arranger that it will notify it of any material change affecting any of the aforesaid representations, warranties and agreements at any time prior to payment being made to the Company on the Closing Date and will take such steps as may be reasonably requested by the Arranger to remedy and/or publicise the same. Upon any material breach of any of the said warranties or representations, material failure to perform any of the said agreements or any change rendering any of the said warranties representations or agreements inaccurate in a material respect coming to the notice of the Arranger prior to payment being made to the Company on the Closing Date, the Arranger shall be entitled (but not bound) by notice to the Company to treat such breach, failure or change as releasing and discharging the Arranger from its obligations hereunder except to the extent that the Arranger shall have caused damage to the Company through failure to comply with its obligations under paragraph 9(A) below, and provided that such release or discharge shall be without prejudice to the liability of the Company for the payment of the expenses referred to in paragraph 6 below which are incurred prior to, or in connection with such release and discharge.
(C) The agreement of the Arranger with the Company to procure subscribers for the Bonds is entered into on the basis of the aforesaid representations, warranties and agreements with the intention that the same shall remain true and accurate in all material respects up to and including the Closing Date and the Company undertakes with the Arranger (for the benefit of itself and the other subscribers for the Bonds and as agents for such subscribers) that it will hold the Arranger fully and effectually indemnified from and against any and all losses, liabilities, costs, claims, charges, actions, proceedings, damages, expenses or demands which it may incur or which may be made against it as a result of or arising out of, or in relation to any misrepresentation or alleged misrepresentation by the Company in connection with the issue of the Bonds or any breach or alleged breach of any of the warranties or agreements contained in sub-paragraph (A) and/or (B) above. Such indemnity shall extend to include all costs, charges and expenses which the Arranger may reasonably pay or incur in disputing or defending any claim or action or other proceedings in respect of which indemnity may be sought against the Company under this sub-paragraph (C). If any action, proceeding claim or demand shall be brought or asserted against the Arranger in respect of which indemnity may be sought from the Company as herein provided, the Arranger shall promptly notify the Company in writing, and the Company shall have the option to assume the defence thereof, including the employment of legal advisers approved by the Arranger (such approval not to be unreasonably withheld), and shall pay all expenses relating thereto. The Arranger shall have the right to employ its own legal adviser in any such action and defend or participate in the defence thereof but the fees and expenses of such legal adviser shall be borne by the Arranger, unless the employment thereof has been specifically authorised by the Company and/or the Company has failed to assume such defence and employ legal advisers for such purpose. The Company shall not be liable to indemnify the Arranger for any settlement of any such action, proceedings, claim or demand effected without the consent of the Company.
(D) The Company will pay and hold harmless the Arranger against any documentary, stamp, issue or other tax or duty, without limitation including any interest and penalties on the creation, offering, allocation, issue or allotment of the Bonds in accordance with the terms of this Subscription Agreement and on the execution and delivery of the Trust Deed, the Paying Agency Agreement and this Subscription Agreement which are or may be required to be paid under the laws of the Cayman Islands, as well as any other territory in which the Bonds are offered for sale.
(E) The rights and remedies conferred upon The Arranger by the aforesaid representations, warranties, agreements and indemnities shall continue in full force and effect notwithstanding any investigation by or on behalf of The Arranger or completion of the arrangements herein set out for the subscription and issue of the Bonds.
5. COMMISSION
(A)	In consideration of the agreement by the Arranger to subscribe for Bonds or to procure subscribers for the Bonds in manner described in paragraph 1 hereof and to act as the agent of the Company in relation to the issue of Bonds pursuant to the arrangements referred to in sub-paragraph (b) of this paragraph, the Company shall pay to the Arranger a commission of zero point six percent (0.60%) of the aggregate principal amount of the Bonds in the amount of US$15,771,997.16 subscribed on the Closing Date in US Currency (the “Arrangement Fee”) which shall cover the underwriting fees of the Arranger.
(B)	In addition to 5(A) above, the Company hereby confirms that it has authorized and agreed for the Arranger:
(a)	to subscribe for the Bonds;

(b)	on or after the Closing Dates to transfer and assign the Bonds into a separate trust; and

(c)	for its own account to issue or cause the trustee for such separate trust to issue transferable certificates of interest or participation in the bonds and/or in monies to be paid under the Bonds of varying terms to the Arranger and/or investors at market rates. Any loss resulting from the issue or transfer of such certificates shall be borne, and any profits arising therefrom shall be retained by the Arranger.
(C)	The Company hereby confirms that it has authorised the Arranger to offer Bonds on behalf of the Company privately to potential subscribers.
(D)	The Arranger shall be entitled to deduct the Underwriting Commission from the subscription money as provided in paragraph 7 below.
6. COSTS AND EXPENSES
(A)	The Company agrees to bear and pay all costs and expenses of the legal and other advisers to the Arranger including all costs related to the subscription incurred in connection with the preparation and/or review, execution and printing of the Bonds, the Trust Deed, the Paying Agency Agreement and this Subscription Agreement (in preliminary and in final form) (collectively called the “Bond Documents”), along with any amendment, supplement, registration or modification to, or waiver under the Bond Documents and all other documents relating to the issue and subscription and sale of the Bonds and in connection with the initial delivery and distribution of the Bonds and the fees and disbursements, excluding stamp duty in Trinidad and Tobago.
(B)	In addition to the commission costs, expenses and fees referred to in paragraph 5(A) above and in sub-paragraph (A) of this paragraph the Company agrees to reimburse to the Arranger all its reasonable expenses in connection with the issue and subscription and sale of the Bonds (including reasonable legal, advertising, telecopier, telephone, travelling and other out-of-pocket expenses).
(C)	All costs and expenses referred to in this paragraph shall be payable notwithstanding that the Arranger is released or discharged pursuant to the terms of this Subscription Agreement and the Arranger shall be entitled to deduct such costs and expenses from the subscription money as provided in paragraph 7 below.
(D)	The Arranger shall be entitled to deduct the said costs, expenses, fees and disbursements referred to in sub-paragraph (A) of this paragraph from the subscription monies as provided in paragraph 7 below.
7. CLOSING
Payment of the net subscription money for the Bonds (namely the sum of US$15,771,997.16 less the Arrangement Fee costs and expenses referred to in paragraph

6 above) shall be made by the Arranger to the Company in immediately available funds on the Closing Date. The Company undertakes to deliver to the Arranger the Bonds duly executed on its behalf not later than 14 days after the Closing Date.
8. CONDITIONS
This Subscription Agreement and the respective obligations of the parties hereto are conditional upon:
(A)	there not having been as at the Closing Date, any adverse changes or developments reasonably likely to involve a prospective adverse change in the market conditions (financial or otherwise) of Trinidad and Tobago, the Cayman Islands, or any other jurisdiction in which the Bonds are sold which is material in the context of the issue of the Bonds and there not having occurred any event rendering untrue or incorrect to an extent which is material as aforesaid any of the representations and warranties contained in sub-paragraph 4 (A) above as though the said representations and warranties had been given on the Closing Date;
(B)	there having been as at the Closing Date no material adverse change in the financial circumstances of the Company or the prospects of the Company that could in the reasonable opinion of the Trustee affect the Company’s ability to meet it’s obligations under the Trust Deed or the Bonds;
(C)	the execution of the Trust Deed and the Paying Agency Agreement on or prior to the Closing Date by or on behalf of all parties thereto;
(D)	the delivery of legal opinions from the Company’s counsel in a form satisfactory to the Arranger;
(E)	the undertaking of the Company not to engage in activities leading to a new capital markets issue before 28th August 2006, being ninety (90) days immediately following the mandate letter from the Company to the Arranger dated 29th May 2006; and
if any of the foregoing conditions is not satisfied, this Subscription Agreement shall, except as specifically provided herein, thereupon terminate and (except for the liability of the Company for the payment of the costs and expenses mentioned in paragraph 6 above which were incurred prior to or are incurred in connection with such termination) the parties hereto shall be released and discharged from their respective obligations hereunder and provided that the Arranger may at its discretion waive compliance with any of the provisions of this paragraph.
9. UNDERTAKINGS AND WARRANTIES OF THE ARRANGER
(A)	The Arranger undertakes that Bonds offered by it on behalf of the Company pursuant to the terms of this Subscription Agreement will be offered by it as the case may be on the terms as set forth in the Trust Deed.
(B)	The Arranger further agrees to use all reasonable endeavours to ensure that the date of completion of the distribution of the Bonds is in accordance with this Agreement.
(C)	The Arranger warrants that the Company is exempt from registration as a reporting issuer under the Securities Act as the Bonds will not be offered to the public.
(D)	The Arranger warrants that the Bonds are exempt from registration under the Securities Act as the Bonds will not be offered to the public.
(E)	The Arranger warrants that the distribution of the Bonds shall not be accompanied by an advertisement other than an announcement of its completion as prescribed by the Commission and no selling or promotional expenses shall be paid or incurred in connection with the distribution except for professional services or services performed by the Company.
(F)	The Arranger warrants that pursuant to section 75(2) of the Securities Act, the Company is exempt from filing a prospectus or a block distribution circular with the Commission.
10. REPRESENTATIONS TO THIRD PARTIES
The Company has not authorised any person to make any representations or supply any information in connection with the formal offering of the Bonds other than as contained in the Term Sheet. No other document has been prepared in connection with the offering of the Bonds and delivered to the Arranger or any other person by the Company and no other document has been approved in such connection by the Company.
11. CANCELLATION
(A)	Notwithstanding anything herein contained, the Arranger may by notice to the Company terminate this Subscription Agreement at any time before payment for the Bonds is made to the Company on the Closing Date if in the opinion of the Arranger there shall have been such a change in national or international monetary, financial, political or economic conditions or exchange controls or currency exchange rate as would in its view be likely to prejudice materially the success of the proposed issue, distribution or sale of the Bonds (whether in the primary market or in respect of dealings in the secondary market) or there is a breach of any representation, warranty or covenant by the Company and upon such notice being given the parties hereto shall (except for the liability of the Company for the payment of the costs and expenses mentioned in paragraph 6 above and the indemnity provision mentioned in paragraph 12 below which were incurred prior to or in connection with such termination) be released and discharged from their respective obligations under this Subscription Agreement.
(B)	The Arranger may terminate this Subscription Agreement at any time before payment for the Bonds is made to the Company if there is any material breach of the representations and warranties given under this Subscription Agreement.
12. INDEMNITY
Whether or not the Security Documents are executed or the transaction contemplated hereby is consummated the Company shall indemnify and hold harmless the Arranger and each of its affiliates and each of its respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation those incurred in connection with any pending or threatened investigation, litigation or proceeding or the preparation of any defence in connection therewith), in each case arising out of or in connection with or by reason of this Subscription Agreement or the issue or sale of the Bonds Save and Except to the extent such claim, damage, loss, liability or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s fraud, gross negligence or wilful misconduct. Such indemnity shall extend to include all costs, charges and expenses which the Indemnified Party may reasonably pay or incur on an attorney and own client basis in disputing or defending any claim or action or other proceedings in respect of which indemnity may be sought against the Company under this sub-paragraph 12. If any action, proceeding claim or demand shall be brought or asserted against the Indemnified Party in respect of which indemnity may be sought from the Company as herein provided, the Indemnified Party shall promptly notify the Company in writing, and the Company shall have the option to assume the defence thereof, including the employment of legal advisers approved by the Indemnified Party (such approval not to be unreasonably withheld), and shall pay all expenses relating thereto. The Indemnified Party shall have the right to employ its own legal adviser in any such action and defend or participate in the defence thereof but the fees and expenses of such legal adviser shall be borne by the Indemnified Party, unless the employment thereof has been specifically authorized by the Company and/or the Company has failed to assume such defence and employ legal advisers for such purpose. The Company shall not be liable to indemnify the Indemnified Party for any settlement of any such action proceeding, claim or demand effected without the consent of the Company.
13. UNDERTAKINGS BY THE COMPANY
(A)	The Company undertakes with the Arranger and each of them agrees as follows:
(a)	Withholding. All payments to be made by the Company to the Arranger under this Agreement shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Cayman Islands or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event of any such withholdings, the Company shall pay such additional amounts as will result in receipt by the Arranger of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable by the Arranger if the Arranger is liable for such taxes, duties, assessments or governmental charges by reason of it having had some connection with the relevant jurisdiction other than the entering into, performing its obligations under, taking of any action contemplated by or enforcing this Agreement and except that the Company shall not be obligated to pay such additional amounts to the extent they exceed the amounts that would have been withheld or deducted but for a delay or failure by the Arranger in filing or producing any form or document required to be filed or produced to avoid or reduce such amount.

(b)	Notification. The Company shall promptly notify the Arranger of any material adverse change which occurs prior to payment being made to the Company on the Closing Date and which may affect any of its representations, warranties, agreements and indemnities herein, and will promptly take such steps as may be reasonably requested by the Arranger to remedy and/or publicise the same.
14. NOTICES
ALL notices hereunder shall be either delivered to the party or parties to which they are addressed by hand or shall be sent by facsimile. Any notice sent by facsimile shall be deemed to have been given, made or served at the time of dispatch. All notices shall be sent to the parties at their respective addresses as follows, or any other addresses in Trinidad and Tobago and the Cayman Islands as the case may be of which any of the foregoing shall have notified the others in writing in accordance with this Subscription Agreement;

The Company:	Consolidated Water Co. Ltd. P.O. Box 1114 GT Regatta Office Park Windward Three, 4th Floor West Bay Road

Grand Cayman, Cayman Islands Attention: Mr. Frederick McTaggart- President & C.E.O. Facsimile: 345-949-2957

And a copy to:	Myers & Alberga, Attorneys-at-Law P.O. Box 472 GT Harbour Place 103 South Church Street Grand Cayman, Cayman Islands Attention: Bryan L. Ashenheim Esq. Facsimile No. 345-949-8171

The Arranger:	Scotiatrust and Merchant Bank Trinidad and Tobago Limited 56-58 Richmond Street Port of Spain Trinidad, W.I. Attention: Ms. Alicia Taylor- Assistant General Manager Facsimile:868-625-4405
15. DESCRIPTIVE HEADINGS
The Descriptive Headings in this Subscription Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
16. GOVERNING LAW
This Subscription Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, and the Cayman Islands’ courts will have non-exclusive jurisdiction in connection with any legal action, suit or proceeding arising out of or relating to this Subscription Agreement.
17. SOVEREIGN IMMUNITY
The Company represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the execution of any judgment in the Cayman Islands or from the execution of enforcement in the Cayman Islands of any arbitral award (except, in each case, for the limitation on alienation of public property) in respect of any proceeding or any other matter arising out of or relating to its obligations contained in this Subscription Agreement.
18. REMEDIES AND WAIVERS
No failure or delay by the Arranger in exercising any power, remedy, discretion, authority or other right under this Agreement shall waive or impair that or any other right of the Arranger. No single or partial exercise of any right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.
19. AMENDMENT
Any amendment of any provision of this Agreement shall be in writing and signed by the parties.
20. COUNTERPARTS
This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

21. ENTIRE AGREEMENT
This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.
22. SUCCESSORS
Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives.
23. CHANGE IN CIRCUMSTANCES
23.01	If by reason of:
(a)	any change in applicable law, regulation or regulatory requirements of the Cayman Islands or Trinidad and Tobago, or the interpretation or application or administration thereof by a competent court, (including the imposition of Taxes on payments hereunder, other than Taxes on the overall net income of the Arranger); and/or

(b)	compliance with any changes in applicable and binding law, regulation, treaty, official directive or requirement (providing it has the force of law) of any central bank or any governmental, monetary or other authority of the Cayman Islands or Trinidad and Tobago with respect to solvency requirements, provision requirements, mandatory deposits, mandatory conversion or measures having similar effect including any type of liquidity or capital adequacy controls or other banking or monetary controls or requirements which affects the manner in which the Arranger allocates capital to its obligations under this Agreement:-
(i)	The Arranger incurs a cost as a result of its having entered into and/or performing any of its respective obligations under this Agreement; or

(ii)	The Arranger becomes liable to make any payment on or calculated by reference to any sum received or receivable by it hereunder; or

(iii)	The Arranger’s Return on Solvency is decreased (Return on Solvency means the Arranger’s fee and income on the Transaction divided by statutory capital requirements applicable to the Arranger for the transaction);
The Company shall from time to time on demand by the Arranger promptly pay to the Arranger amounts sufficient to indemnify the Arranger against, as the case may be, such cost, increased cost or liability or reduction in the rate of Return on Solvency.

The Company will not bear any increased costs or liability by reason of the Arranger’s inefficiency or poor performance of its operations.
23.02	The Arranger shall promptly notify the Company of the circumstances giving rise to the Company’s obligation to make any such payment, giving reasonable details of how such cost, increased cost, reduction or liability has been calculated and attributed to the advance of the principal amount of the Bonds, such calculation and attribution by the Arranger being conclusive in the absence of manifest error.

24. INTERPRETATION
In this Subscription Agreement unless the context otherwise requires or unless otherwise defined in this Subscription Agreement, words and expressions defined in the Trust Deed shall have the same meanings when used in this Subscription Agreement.
Please confirm that this letter correctly sets out the arrangements agreed between us.
Yours faithfully,
For and on behalf of Consolidated Water Co. Ltd.
Frederick W. McTaggart
Director
We hereby confirm that the terms of the above written letter agreement correctly set out the arrangements agreed between us.
Yours faithfully,
For and on behalf of Scotiatrust and Merchant Bank Trinidad and Tobago Limited
Richard P. Young
Director